Exhibit 10.1

Amendment to SPONSOR LETTER AGREEMENT

This Amendment to the Sponsor Letter Agreement (this “Amendment”) is entered into as of November 8, 2021 (the “Amendment Effective Date”), by and among Capstar Sponsor Group LLC, a Delaware limited liability company (the “Sponsor”), Capstar Special Purpose Acquisition Corp., a Delaware corporation (“Capstar”), the other holders of Capstar Class B Common Stock set forth on Schedule I hereto (the “Other Class B Holders,” and, together with the Sponsor, collectively, the “Class B Holders”) and Gelesis, Inc., a Delaware corporation (the “Company”).

Recitals

Whereas, the Sponsor, Capstar, the Other Class B Holders and the Company entered into that certain Sponsor Letter Agreement, dated as of July 19, 2021 (as the same may be amended or modified from time to time in accordance with its terms, the “Sponsor Letter Agreement”), in connection with the execution of that certain Business Combination Agreement, dated as of July 19, 2021, by and among Capstar, CPSR Gelesis Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and the Company (as the same may be amended or modified from time to time in accordance with its terms, the “Business Combination Agreement”);

Whereas, Capstar, Merger Sub and the Company have entered into that certain Amendment to the Business Combination Agreement, dated as of the date hereof (the “BCA Amendment”); and

WHEREAS, in connection with the BCA Amendment, the Sponsor, Capstar, the Other Class B Holders and the Company wish to amend certain provisions of the Sponsor Letter Agreement in the manner set forth herein.

Now, Therefore, in consideration of the representations, warranties, covenants and agreements herein made and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Agreement

1.                   Definitions. Capitalized terms used herein without definition shall have the respective meanings assigned to such terms in the Sponsor Letter Agreement.

2.                   Amendment to Sponsor Letter Agreement. The Sponsor Letter Agreement is hereby amended as follows:

(a)                 Section 3 of the Sponsor Letter Agreement is hereby amended and restated in its entirety as follows:

“3.       Treatment of Shares and Warrants

(a)       Subject Securities. The Sponsor and the Other Class B Holders each agree that, effective upon the Closing, the number of Capstar Class A Warrants (the “Vesting Warrants”) and the number of Capstar Class B Shares (the “Forfeiture Shares”) held by the Sponsor and the Other Class B Holders set forth on Exhibit A hereto shall be subjected to and governed by the vesting and forfeiture provisions set forth herein.”

(b)       Vesting Warrants. The Sponsor acknowledges and agrees that the Eligible Vesting Warrants (as defined below) shall vest (and no longer be subject to forfeiture) at such time during the period from and after the Closing through and until the date that is five (5) years after the Closing Date (the “Sponsor Vesting Period”) as (x) the Capstar Stock Price is first equal to or exceeds $20.00 per share for any twenty (20) Trading Days within any period of thirty (30) consecutive Trading Days or (y) there is a Capstar Sale in which the Capstar Sale Price for the acquisition of the Capstar Shares is greater than or equal to $20.00 per share. Any Vesting Warrants that are not Eligible Vesting Warrants as of the Closing shall be deemed fully vested (and no longer be subject to forfeiture) as of the Closing. As used herein, “Eligible Vesting Warrants” means the number of Vesting Warrants equal to the product of (x) the number of Vesting Warrants set forth on Exhibit A hereto and (y) a fraction, the numerator of which is equal to the total number of Capstar Class A Shares redeemed pursuant to the Capstar Stockholder Redemption, other than any such redemptions by the PIMCO Private Funds, as of immediately prior to the Closing, and the denominator of which is equal to the total number of Capstar Class A Shares outstanding as of immediately prior to such Capstar Stockholder Redemption.

(c)       Forfeiture of Unvested Warrants. Vesting Warrants that remain unvested on the first Business Day after the conclusion of the Sponsor Vesting Period shall be automatically void and of no further effect as of such date, and then surrendered by the Sponsor as promptly as practicable thereafter, without any consideration for such forfeiture or surrender.

(d)       Forfeiture Shares. The Forfeiture Shares shall, as of immediately prior to the Effective Time, be surrendered by the Sponsor and the Other Class B Holders to Capstar for cancellation upon such surrender, without any consideration for such surrender.”

(b)                Exhibit A to the Sponsor Letter Agreement is hereby amended and restated in its entirety as attached hereto as Exhibit A to this Amendment.

3.                   Effect on the Sponsor Letter Agreement. Except as specifically amended by this Amendment, the Sponsor Letter Agreement shall remain in full force and effect, and the Sponsor Letter Agreement, as amended by this Amendment, is hereby ratified and confirmed in all respects. From and after the Amendment Effective Date, each reference in the Sponsor Letter Agreement to “this Agreement,” “herein,” “hereof,” “hereunder” or words of similar import, or to any provision of the Sponsor Letter Agreement, as the case may be, shall be deemed to refer to the Sponsor Letter Agreement or such provision as amended by this Amendment, unless the context otherwise requires.

4.                   Miscellaneous. The provisions of Sections 8.2 (Entire Agreement; Assignment), 8.3 (Amendment), 8.4 (Notices), 8.5 (Governing Law), 8.7 (Construction), 8.10 (Severability), 8.11 (Counterparts; Electronic Signatures), 8.15 (WAIVER OF JURY TRIAL), 8.16 (Submission to Jurisdiction), and 8.17 (Remedies) of the Business Combination Agreement are incorporated by reference into this Amendment mutatis mutandis.

[Signature Pages Follow]

In witness whereof, the undersigned have executed this Amendment as of the date first set forth above.

SPONSOR:

CAPSTAR SPONSOR GROUP LLC

By:	/s/ R. Steven Hicks
	Name:	R. Steven Hicks
	Title:	Manager

CAPSTAR:

Capstar Special Purpose Acquisition COrp.

By:	/s/ R. Steven Hicks
	Name:	R. Steven Hicks
	Title:	Chief Executive Officer

COMPANY:

Gelesis, Inc.

By:	/s/ Yishai Zohar
	Name:	Yishai Zohar
	Title:	President, Chief Executive Officer

OTHER CLASS B HOLDERS:

/s/ Kathryn Cavanaugh
Kathryn Cavanaugh

/s/John Ghiselli
John Ghiselli

/s/ James Whittenburg
James Whittenburg

EXHIBIT A

Vesting Warrants

Capstar Class A Warrants
Sponsor	2,506,416

Forfeiture Shares

Capstar Class B Shares
Sponsor	1,965,638
Kathryn Cavanaugh	5,175
John Ghiselli	5,175
James Whittenburg	7,762
TOTAL	1,983,750